SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 25, 2008
Berkshire Hathaway Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-14905 (Commission File Number)	47-0813844 (IRS Employer Identification No.)
1440 Kiewit Plaza, Omaha, Nebraska 68131
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(402) 346-1400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.
     On February 25, 2008, a federal jury found four former executives of General Re Corporation (“General Re”), a subsidiary of Berkshire Hathaway Inc., guilty on charges related to a previously disclosed transaction initially effected with American International Group in late 2000. Ronald E. Ferguson, General Re’s former Chief Executive Officer, was found guilty on charges of conspiracy, securities fraud, false statements to the Securities Exchange Commission (“SEC”), and mail fraud. Elizabeth Monrad, General Re’s former Chief Financial Officer, was found guilty on charges of conspiracy, securities fraud, false statements to the SEC, and mail fraud. Robert Graham, a former Senior Vice President and Assistant General Counsel of General Reinsurance Corporation, a subsidiary of General Re, was found guilty on charges of conspiracy, securities fraud, false statements to the SEC, and mail fraud. Christopher P. Garand, a former Senior Vice President of General Reinsurance Corporation, was found guilty on charges of conspiracy, securities fraud, false statements to the SEC, and mail fraud.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HATHAWAY INC.
Date: February 26, 2008	By:	/s/ Marc D. Hamburg
	Name:	Marc D. Hamburg
	Title:	Vice President and Chief Financial Officer

2